UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 10, 2011

PEOPLES EDUCATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
000-50916 (Commission File Number)	41-1368898 (I.R.S. Employer Identification No.)
299 Market Street Saddle Brook, NJ (Address of Principal Executive Offices)	07663 (Zip Code)
Registrant’s telephone number, including area code: (201) 712-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           Peoples Educational Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on February 10, 2011.  At the Annual Meeting, the stockholders approved amendments to the Peoples Educational Holdings, Inc. 2009 Stock Plan (the “2009 Plan”) (a) increasing the number of shares reserved for issuance under the Plan from 250,000 shares to 1,250,000 shares of common stock, and (b) increasing the maximum number of shares that may be awarded to an eligible participant in fiscal year 2011 from 100,000 shares to 400,000 shares.  For fiscal years after 2011, the maximum number of shares that may be awarded to an eligible participant will revert to 100,000 shares per fiscal year.

The 2009 Plan permits the granting of awards to executives, directors, consultants and key employees of the Company in the form of incentive stock options, non-qualified stock options and grants of restricted stock.  The 2009 Plan is administered by the Compensation Committee of the Board of Directors.

After the stockholders approved the amendments to the 2009 Plan at the Annual Meeting, the Compensation Committee implemented a stock option replacement program, as described in the Company’s Definitive Proxy Statement filed with the SEC on January 10, 2011 (the “Proxy Statement”).  Under the option replacement program, options for 712,836 shares were granted to replace options that previously expired or were cancelled in connection with the grant of new options.  Replacement options were granted to the following persons:

•
Brian T. Beckwith, the Company’s President and Chief Executive Officer, was granted options for 65,600 shares at an exercise price of $2.00 per share and 262,400 shares at an exercise price of $3.00 per share, to replace options for 328,000 shares having exercise prices in a range from $3.00 per share to $5.20 per share.

•
Michael L. DeMarco, the Company’s Executive Vice President and Chief Financial Officer, was granted options for 14,000 shares at an exercise price of $2.00 per share and 56,000 shares at an exercise price of $3.00 per share, to replace options for 70,000 shares having exercise prices in a range from $3.00 per share to $5.20 per share.

•
Diane L. Miller, the Company’s Executive Vice President and Chief Creative Officer, was granted options for 18,000 shares at an exercise price of $2.00 per share and 72,000 shares at an exercise price of $3.00 per share, to replace options for 90,000 shares having exercise prices in a range from $3.00 per share to $5.20 per share.

•
Directors who are not executive officers of the Company were granted options for an aggregate of 25,868 shares at an exercise price of $2.00 per share and an aggregate of 103,468 shares at an exercise price of $3.00 per share, to replace options for an aggregate of 129,336 shares having exercise prices in a range from $3.00 per share to $6.00 per share.

•
Employees are not executive officers of the Company were granted options for an aggregate of 20,700 shares at an exercise price of $2.00 per share and 74,800 shares at an exercise price of $3.00 per share, to replace options for an aggregate of 95,500 shares having exercise prices in a range from $3.00 per share to $6.00 per share.

Each of the new stock options granted under the option replacement program vests in four equal installments, on the date of grant and on the first, second and third anniversaries of the date of grant, and expires seven years from the date of grant.

Each of the options that was replaced in the option replacement program had been granted under the Company’s 1998 Stock Plan (the “1998 Plan”).  After implementation of the option replacement program, no stock options or awards remain outstanding under the 1998 Plan, and the 1998 Plan has been terminated.

For more information about the 2009 Plan and the option replacement program, see the Proxy Statement.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on February 10, 2011.  A total of 3,189,739 shares of common stock, representing 71.4% of the shares outstanding and eligible to vote, were represented in person or by proxy at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1.  All eight nominees for director were elected to serve until the next annual meeting of stockholders or until their successors are duly elected.  The result of the votes to elect the eight directors was as follows:

Name of Director	For	Withheld	Broker Non-Votes
G. Thomas Ahern	2,726,565	1,560	461,614
Brian T. Beckwith	2,726,565	1,560	461,614
John C. Bergstrom	2,726,565	1,560	461,614
Richard J. Casabonne	2,726,580	1,545	461,614
Anton J. Christianson	2,726,580	1,545	461,614
James P. Dolan	2,726,580	1,545	461,614
Diane M. Miller	2,726,580	1,545	461,614
James J. Peoples	2,726,580	1,545	461,614

Proposal 2.  The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
2,704,843	22,435	847	461,614

Proposal 3.  The stockholders recommended, on an advisory basis, that the frequency of the stockholder vote to approve the compensation of the named executive officers occur every three years by the votes set forth in the table below:

1 Year	2 Years	3 years	Abstain	Broker Non-Votes
851,311	650	1,874,224	1,940	461,614

Proposal 4.  The appointment of Rothstein Kass & Company P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2011 was ratified by the stockholders by the votes set forth in the table below:

For	Against	Abstain
3,189,489	250	0

Proposal 5:  The amendments to the Peoples Educational Holdings, Inc. 2009 Stock Plan (a) increasing the number of shares reserved for issuance under the Plan, and (b) increasing the maximum number of shares that may be awarded to an eligible participant in fiscal year 2011, were approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
2,714,313	11,195	2,617	461,614

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES EDUCATIONAL HOLDINGS, INC.
(Registrant)

By: /s/ Brian T. Beckwith Name: Brian T. Beckwith Title: President and Chief Executive Officer
Date:  February 16, 2011